Exhibit 5.1

December 3, 2021

China Recycling Energy Corporation

4/F, Tower C, Rong Cheng Yun Gu Building Keji 3rd Road

Yanta District, Xi An City, Shaan Xi Province

China

Re: Form S-1 Registration Statement No. 333-258232

Ladies and Gentlemen:

We are acting as special counsel for China Recycling Energy Corporation, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-258232), as initially filed with the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 28, 2021 and amended from time to time, for the proposed sale (the “Offering”) of:

(i)	up to $10,000,000 of shares (the “Initial Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), warrants, each to purchase one share of Common Stock (the “Initial Warrants”), and the shares of the Company’s Common Stock issuable upon exercise of the Initial Warrants (the “Initial Warrant Shares”),

(ii)	additional shares of Common Stock in an amount of up to 15% of the Initial Shares sold (the “Overallotment Shares,” and together with the Initial Shares, the “Offered Shares”), additional warrants to purchase shares of Common Stock in an amount of up to 15% of the Initial Warrants sold (the “Overallotment Warrants,” and together with the Initial Warrants, the “Warrants”) for which the underwriters have been granted an over-allotment option and the shares of the Company’s Common Stock issuable upon exercise of the Overallotment Warrants (the “Overallotment Warrant Shares,” and together with the Initial Warrant Shares, the “Warrant Shares”), and

(iii)	additional warrants to purchase shares of Common Stock in an amount of equal to 5% of the Offered Shares to be issued to the representative of the underwriters in connection with the Offering (the “Representative’s Warrants”) and the shares of the Company’s Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

The Offered Shares, the Warrants, the Warrant Shares, the Representative’s Warrants and the Representative’s Warrant Shares are hereby referred to as the “Securities”. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), (ii) the Company’s amended and restated bylaws (the “Bylaws”), (iii) the Registration Statement and the prospectus which forms a part of a Registration Statement, including all exhibits filed therewith, (iv) the form of the Underwriting Agreement to be executed in connection with the Offering by and between the Company and Univest Securities, LLC (the “Underwriting Agreement”), (v) the form of Warrants, and (vii) the form of Representative’s Warrants, and we have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	Issuance of the Offered Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement and the necessary corporate actions, the Offered Shares will be validly issued, fully paid and nonassessable.

2.	Issuance of the Warrants has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement, and the necessary corporate actions, the Warrants will be validly issued.

3.	Issuance of the Warrant Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the respective Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable.

4.	Issuance of the Representative’s Warrants has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement and the necessary corporate actions, the Representative’s Warrants will be validly issued.

5.	Issuance of the Representative’s Warrant Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the respective Representative’s Warrant, the Representative’s Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP